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                                                                  EXHIBIT 24.1

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeffrey A. Bonney, Kevin R. White and Mark E. Monroe, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-3 under the Securities Act of 1933 of Louis Dreyfus Natural Gas Corp. and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                    Title                       Date
        ---------                    -----                       ----


/s/ Mark E. Monroe        President, Chief Executive          May 6,1999
------------------        Officer and Director
Mark E. Monroe            (principal executive officer)


/s/ Richard E. Bross      Executive Vice President            May 6,1999
--------------------      and Director
Richard E. Bross


/s/ Jeffrey A. Bonney     Executive Vice President            May 5,1999
---------------------     and Chief Financial Officer
Jeffrey A. Bonney         (principal financial and
                          accounting officer)


/s/ Simon B.  Rich, Jr.   Chairman of the Board               May 6,1999
-----------------------   of Directors
Simon B.  Rich, Jr.


/s/ Mark Andrews          Vice Chairman of the Board          May 6,1999
----------------          of Directors
Mark Andrews


/s/ E. William Barnett    Director                            May 6,1999
----------------------
E. William Barnett


/s/ Daniel R. Finn, Jr.   Director                            May 7,1999
-----------------------
Daniel R. Finn, Jr.



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/s/ Peter G. Gerry        Director                            May 6,1999
------------------
Peter G. Gerry


/s/ Gerard Louis-Dreyfus  Director                            May 6,1999
------------------------
Gerard Louis-Dreyfus


/s/ John H. Moore         Director                            May 6,1999
-----------------
John H. Moore


/s/ James R. Paul         Director                            May 6,1999
-----------------
James R. Paul


/s/ Ernest F. Steiner     Director                           May 10,1999
---------------------
Ernest F. Steiner